EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO: Central Wireless, Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-8 filed on October 29, 2003 and March 6, 2003 of our report dated March 19, 2004 for Central Wireless, Inc. for the year ending December 31, 2003.


/s/L.L. Bradford & Company, LLC


L.L. Bradford & Company, LLC
April 15, 2004
Las Vegas, Nevada